                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF

                                DELCHAMPS, INC.

                                       AT

                              $30.00 NET PER SHARE

                                       BY

                         DELTA ACQUISITION CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF

                     JITNEY-JUNGLE STORES OF AMERICA, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 8, 1997, UNLESS THE OFFER IS EXTENDED. UNDER CERTAIN CIRCUMSTANCES, THE OFFER WILL BE EXTENDED UNTIL SEPTEMBER 12, 1997 IF NECESSARY TO MEET CERTAIN CONDITIONS, INCLUDING THE HSR CONDITION AND THE NOTEHOLDER CONSENT CONDITION REFERRED TO IN THE OFFER TO PURCHASE. IN ADDITION, NOTWITHSTANDING THE SATISFACTION OR WAIVER OF ANY CONDITIONS OF THE OFFER, THE OFFER MAY BE EXTENDED UNTIL SEPTEMBER 12, 1997 TO ENABLE PARENT AND THE OFFEROR TO OBTAIN PERMANENT FINANCING FOR THE TRANSACTION. THE OFFER MAY BE EXTENDED IN THE OTHER CIRCUMSTANCES AS DESCRIBED IN THE OFFER TO PURCHASE.

                                                                   July 14, 1997

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

    We have been appointed by Delta Acquisition Corporation, an Alabama corporation (the "Offeror") and a wholly-owned subsidiary of Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Parent"), to act as Dealer Manager in connection with the Offeror's offer to purchase all outstanding shares of Common Stock, $.01 par value per share, of Delchamps, Inc., an Alabama corporation (the "Company"), including the associated preferred share purchase rights issued pursuant to the Rights Agreement dated as of October 14, 1988, as amended, between the Company and First Alabama Bank, as Rights Agent (collectively, the "Shares"), at a purchase price of $30.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 14, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 8, 1997, among Parent, the Offeror and the Company (the "Merger Agreement"). Any shareholder who desires to tender Shares and whose certificates representing such Shares (the "Certificates") are not immediately available or who cannot comply with the procedures for book-entry transfer on a timely basis or who cannot deliver all required documents to IBJ Schroder Bank & Trust Company (the "Depositary"), in each case prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), may tender their Shares pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES SUCH THAT THE OFFEROR AND ITS AFFILIATES WILL BENEFICIALLY OWN IN THE

AGGREGATE NOT LESS THAN TWO-THIRDS OF THE SHARES OUTSTANDING ON A FULLY DILUTED BASIS, (II) ANY APPLICABLE WAITING PERIOD UNDER THE HSR ACT (AS DEFINED IN THE OFFER TO PURCHASE) OR PERIOD DURING WHICH PARENT SHALL HAVE CONSENTED OR OTHERWISE BE BARRED FROM PURCHASING SHARES PURSUANT TO THE OFFER AS PART OF ANY AGREEMENT OR OTHER ARRANGEMENT WITH ANY GOVERNMENTAL OR REGULATORY AUTHORITY INVOLVING THE HSR ACT OR ANY OTHER APPLICABLE ANTITRUST LAWS HAVING EXPIRED OR HAVING BEEN TERMINATED PRIOR TO THE EXPIRATION OF THE OFFER, (III) PARENT HAVING OBTAINED PRIOR TO THE EXPIRATION OF THE OFFER AN AMENDMENT OR SUPPLEMENT TO THE INDENTURE GOVERNING ITS 12% SENIOR NOTES DUE 2006 AS DESCRIBED IN THE OFFER TO PURCHASE AND (IV) THE SATISFACTION OF CERTAIN OTHER TERMS AND CONDITIONS AS DESCRIBED IN THE OFFER TO PURCHASE.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

    1. The Offer to Purchase, dated July 14, 1997.

    2. The Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

    3. A letter to shareholders of the Company from David W. Morrow, the Chairman of the Board and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission (the "Commission") by the Company and mailed to the shareholders of the Company.

    4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

    5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name, with space provided for obtaining such clients' instructions with regard to the Offer.

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

    7. A return envelope addressed to the Depositary.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Offeror will accept for payment and will pay for all Shares validly tendered prior to the Expiration Date and not theretofore withdrawn in accordance with Section 4 of the Offer to Purchase. Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for such Shares or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase), (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal.

    Neither the Offeror nor Parent, nor any officer, director, shareholder, agent or other representative of the Offeror or Parent will pay any fees or commissions to any broker, dealer or other person (other than the Information Agent and the Depositary as described in Section 17 of the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

    Tendering holders of Shares will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Offeror pursuant to the Offer.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 8, 1997, UNLESS THE OFFER IS EXTENDED.

    In order to take advantage of the Offer, (i) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other required documents must be received by the Depositary and (ii) Certificates representing the tendered Shares must be received by the Depositary or a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary in accordance with the instructions set forth in the Offer.

    If holders of Shares wish to tender, but it is impracticable for them to forward their Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

    Any inquiries you may have with respect to the Offer should be addressed to Donaldson, Lufkin & Jenrette Securities Corporation, the Dealer Manager, or MacKenzie Partners, Inc., the Information Agent, at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

    Additional copies of the enclosed materials may be obtained from MacKenzie Partners, Inc., the Information Agent.

                                          Very truly yours,

                                   DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, THE OFFEROR, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

                                       3